FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
SECOND QUARTER 2018 RESULTS

- - Very Good Sales Growth - -
- - Strong EPS Growth - -

COLUMBUS, Ohio, USA - July 26, 2018 - Mettler-Toledo International Inc. (NYSE: MTD) today announced second quarter results for 2018. Provided below are the highlights:

•	Reported sales increased 10% as compared with the prior year. In local currency, sales increased 7% in the quarter as currency benefited reported sales growth by 3%.

•
Net earnings per diluted share as reported (EPS) were $4.31, compared with $3.84 in the prior-year period. Adjusted EPS was $4.65, an increase of 19% over the prior-year amount of $3.92. Adjusted EPS is a non-GAAP measure, and we have included a reconciliation to EPS on the last page of the attached schedules.

Second Quarter Results

Olivier Filliol, President and Chief Executive Officer, stated, “We had very good sales growth in the quarter against an excellent prior year. Our sales performance was broad-based with China being especially robust. We also achieved another quarter of strong EPS growth.”

GAAP Results
EPS in the quarter was $4.31, compared with the prior-year amount of $3.84.

As compared with the prior year, total reported sales increased 10% to $722.0 million. By region, reported sales increased 4% in the Americas, 14% in Europe and 15% in Asia/Rest of World. Earnings before tax amounted to $143.6 million as compared to $126.8 million in the prior year.

Non-GAAP Results
Adjusted EPS was $4.65, an increase of 19% over the prior-year amount of $3.92.

As compared to the prior year, total sales in local currency increased 7% as currency benefited reported sales growth by 3%. By region, local currency sales increased 4% in the Americas, 7% in Europe and 9% in Asia/Rest of World. Adjusted operating income amounted to $169.3 million, a 15% increase from the prior-year amount of $147.4 million.

Adjusted EPS and Adjusted operating income are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Six Month Results

GAAP Results
EPS in the first six months was $7.88, compared with the prior-year amount of $7.32.

As compared with the prior-year period, total reported sales increased 11% to $1.383 billion. By region, reported sales increased 5% in the Americas, 13% in Europe and 16% in Asia/Rest of World. Earnings before tax amounted to $261.0 million as compared to $240.7 million in the prior year.

Non-GAAP Results
Adjusted EPS was $8.38, an increase of 16% over the prior-year amount of $7.25.

As compared to the prior-year period, total sales in local currency increased 6% as currency benefited reported sales growth by 5%. By region, local currency sales increased 5% in the Americas, 3% in Europe and 10% in Asia/Rest of

World. Adjusted operating income amounted to $308.8 million, a 13% increase from the prior-year amount of $273.9 million.

Adjusted EPS and Adjusted operating income are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Outlook

The Company said that, based on its assessment of market conditions today, management anticipates local currency sales growth in 2018 will be approximately 6%. This sales growth is expected to result in Adjusted EPS in the range of $20.10 to $20.25, which reflects growth of 14% to 15%. This guidance remains the same as previous guidance.

Management anticipates that local currency sales growth in the third quarter 2018 will be approximately 6%, and Adjusted EPS is forecasted to be in the range of $4.97 to $5.02, an increase of 14% to 15%.

While the Company has provided an outlook for local currency sales growth and Adjusted EPS, it has not provided an outlook for reported sales growth or EPS as it would require an estimate of currency exchange fluctuations and non-recurring items, which are not yet known. The Company noted in making its outlook that economic uncertainty remains in certain regions of the world and market conditions are subject to change.

Conclusion

Filliol concluded, “Demand remains solid in our markets and we continue to achieve favorable results from our growth initiatives. Our sales growth achievement in the first half of the year was especially impressive given the excellent growth in the prior-year period. Earnings growth was very good in the first half and, assuming market conditions do not deteriorate, we remain confident in our outlook for the remainder of the year. We believe we are well-positioned to continue to gain share and drive further earnings growth through new product launches, sales and marketing programs, sales investments, and margin and productivity initiatives.”

Other Matters
The Company will host a conference call to discuss its quarterly results today (Thursday, July 26) at 4:30 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control, and manufacturing processes for customers in a wide range of industries including life sciences, food, and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 10-K. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Factors affecting our future operating results” and in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Three months ended			Three months ended
	June 30, 2018		% of sales	June 30, 2017		% of sales

Net sales	$721,996	(a)	100.0	$653,656		100.0
Cost of sales	309,371		42.8	278,044	(b)	42.5
Gross profit	412,625		57.2	375,612		57.5

Research and development	35,315		4.9	32,582	(b)	5.0
Selling, general and administrative	208,024		28.8	195,624	(b)	29.9
Amortization	11,970		1.7	10,249		1.6
Interest expense	8,309		1.2	8,171		1.3
Restructuring charges	7,321		1.0	4,023		0.6
Other charges (income), net	(1,916)		(0.3)	(1,884)	(b)	(0.3)
Earnings before taxes	143,602		19.9	126,847		19.4

Provision for taxes	32,134		4.5	25,267		3.9
Net earnings	$111,468		15.4	$101,580		15.5

Basic earnings per common share:
Net earnings	$4.41			$3.94
Weighted average number of common shares	25,299,414			25,751,374

Diluted earnings per common share:
Net earnings	$4.31			$3.84
Weighted average number of common and common equivalent shares	25,867,383			26,439,529

Note:
(a)	Local currency sales increased 7% as compared to the same period in 2017.
(b)
In accordance with the new accounting rules that went into effect on January 1, 2018, the Company reclassified a net pension benefit of $1.1 million into other charges (income) from other income statement categories for the three months ended June 30, 2017 to be consistent with the 2018 presentation.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three months ended			Three months ended
	June 30, 2018		% of sales	June 30, 2017		% of sales

Earnings before taxes	$143,602			$126,847
Amortization	11,970			10,249
Interest expense	8,309			8,171
Restructuring charges	7,321			4,023
Other charges (income), net	(1,916)			(1,884)	(b)
Adjusted operating income	$169,286	(c)	23.4	$147,406		22.6

Note:
(c)	Adjusted operating income increased 15% as compared to the same period in 2017.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Six months ended			Six months ended
	June 30, 2018		% of sales	June 30, 2017		% of sales

Net sales	$1,382,817	(a)	100.0	$1,248,223		100.0
Cost of sales	595,259		43.0	529,222	(b)	42.4
Gross profit	787,558		57.0	719,001		57.6

Research and development	70,028		5.1	63,782	(b)	5.1
Selling, general and administrative	408,698		29.6	381,280	(b)	30.5
Amortization	23,705		1.7	20,294		1.6
Interest expense	16,668		1.2	15,912		1.3
Restructuring charges	11,734		0.8	5,455		0.4
Other charges (income), net	(4,316)		(0.3)	(8,417)	(b)(c)	(0.6)
Earnings before taxes	261,041		18.9	240,695		19.3

Provision for taxes	56,269		4.1	46,649		3.8
Net earnings	$204,772		14.8	$194,046		15.5

Basic earnings per common share:
Net earnings	$8.07			$7.51
Weighted average number of common shares	25,383,402			25,841,243

Diluted earnings per common share:
Net earnings	$7.88			$7.32
Weighted average number of common and common equivalent shares	25,979,508			26,514,311

Note:
(a)	Local currency sales increased 6% as compared to the same period in 2017.
(b)
In accordance with the new accounting rules that went into effect on January 1, 2018, the Company reclassified a net pension benefit of $1.9 million into other charges (income) from other income statement categories for the six months ended June 30, 2017 to be consistent with the 2018 presentation.

(c)
Other charges (income), net includes a one-time gain of $3.4 million for the six months ended June 30, 2017 relating to the sale of the facility in Switzerland in connection with our initiative to consolidate certain Swiss operations into a new facility.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Six months ended			Six months ended
	June 30, 2018		% of sales	June 30, 2017		% of sales

Earnings before taxes	$261,041			$240,695
Amortization	23,705			20,294
Interest expense	16,668			15,912
Restructuring charges	11,734			5,455
Other charges (income), net	(4,316)			(8,417)	(b)(c)
Adjusted operating income	$308,832	(d)	22.3	$273,939		21.9

Note:
(d)	Adjusted operating income increased 13% as compared to the same period in 2017.

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands) (unaudited)

	June 30, 2018	December 31, 2017

Cash and cash equivalents	$183,190	$148,687
Accounts receivable, net	486,203	528,615
Inventories	270,047	255,390
Other current assets and prepaid expenses	63,867	74,031
Total current assets	1,003,307	1,006,723

Property, plant and equipment, net	678,706	668,271
Goodwill and other intangible assets, net	756,265	766,556
Other non-current assets	119,938	108,255
Total assets	$2,558,216	$2,549,805

Short-term borrowings and maturities of long-term debt	$52,052	$19,677
Trade accounts payable	170,865	167,627
Accrued and other current liabilities	465,900	502,369
Total current liabilities	688,817	689,673

Long-term debt	1,020,420	960,170
Other non-current liabilities	316,545	352,682
Total liabilities	2,025,782	2,002,525

Shareholders’ equity	532,434	547,280
Total liabilities and shareholders’ equity	$2,558,216	$2,549,805

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) (unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017

Cash flow from operating activities:
Net earnings	$111,468	$101,580	$204,772	$194,046
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	9,449	7,953	18,606	15,919
Amortization	11,970	10,249	23,705	20,294
Deferred tax benefit	(3,693)	(2,264)	(10,109)	(3,840)
Other	3,951	4,211	7,036	4,629
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	7,050	16,049	(27,251)	(25,671)
Net cash provided by operating activities	140,195	137,778	216,759	205,377
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	23	206	4,530	10,209
Purchase of property, plant and equipment	(31,812)	(27,514)	(61,586)	(48,529)
Acquisitions	-	(697)	(500)	(697)
Net hedging settlements on intercompany loans	3,738	(1,345)	7,042	(1,033)
Net cash used in investing activities	(28,051)	(29,350)	(50,514)	(40,050)
Cash flows from financing activities:
Proceeds from borrowings	266,668	200,189	603,180	672,921
Repayments of borrowings	(171,410)	(205,281)	(502,524)	(615,162)
Proceeds from exercise of stock options	4,291	8,734	9,960	16,935
Repurchases of common stock	(118,749)	(124,952)	(237,499)	(249,949)
Other financing activities	(1,635)	(7,205)	(1,635)	(7,205)
Net cash used in financing activities	(20,835)	(128,515)	(128,518)	(182,460)

Effect of exchange rate changes on cash and cash equivalents	(7,067)	1,528	(3,224)	4,793

Net increase (decrease) in cash and cash equivalents	84,242	(18,559)	34,503	(12,340)

Cash and cash equivalents:
Beginning of period	98,948	164,893	148,687	158,674
End of period	$183,190	$146,334	$183,190	$146,334

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Net cash provided by operating activities	$140,195	$137,778	$216,759	$205,377
Payments in respect of restructuring activities	8,167	2,748	13,409	5,326
Transition tax payment	4,200	-	4,200	-
Proceeds from sale of property, plant and equipment	23	206	4,530	10,209
Purchase pf property, plant and equipment	(31,812)	(27,514)	(61,586)	(48,529)
Adjusted free cash flow	$120,773	$113,218	$177,312	$172,383

METTLER-TOLEDO INTERNATIONAL INC. OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended June 30, 2018			14%		4%	15%		10%
Six Months Ended June 30, 2018			13%		5%	16%		11%

Local Currency Sales Growth
Three Months Ended June 30, 2018			7%		4%	9%		7%
Six Months Ended June 30, 2018			3%		5%	10%		6%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Six months ended
	June 30,					June 30,
	2018		2017		% Growth	2018		2017		% Growth

EPS as reported, diluted	$4.31		$3.84		12%	$7.88		$7.32		8%

Restructuring charges, net of tax	0.22	(a)	0.12	(a)		0.35	(a)	0.16	(a)
Purchased intangible amortization, net of tax	0.10	(b)	0.06	(b)		0.19	(b)	0.11	(b)
Income tax expense	0.02	(c)	(0.10)	(c)		(0.04)	(c)	(0.24)	(c)
Gain on facility sale	-		-			-		(0.10)	(d)

Adjusted EPS, diluted	$4.65		$3.92		19%	$8.38		$7.25		16%

Notes:
(a)
Represents the EPS impact of restructuring charges of $7.3 million ($5.7 million after tax) and $4.0 million ($3.1 million after tax) for the three months ended June 30, 2018 and 2017, and $11.7 million ($9.2 million after tax) and $5.5 million ($4.3 million after tax) for the six months ended June 30, 2018 and 2017, respectively. Restructuring charges in 2018 primarily relates to employee and other costs associated with the consolidation of facilities.

(b)
Represents the EPS impact of purchased intangibles amortization, net of tax, of $2.5 million and $1.5 million for the three months ended June 30, 2018 and 2017, and $5.0 million and $3.0 million for the six months ended June 30, 2018 and 2017, respectively.

(c)
Represents the EPS impact of the difference between our reported tax rate during the three and six months ending June 30, 2018 and 2017, respectively, and our annual income tax rate of 22%, due to excess tax benefits associated with stock option exercises.

(d)
Represents the EPS impact of a one-time gain of $3.4 million ($2.7 million after tax) for the six months ended June 30, 2017 relating to the sale of a facility in Switzerland in connection with our initiative to consolidate certain Swiss operations into a new facility.